Exhibit 32.1

Certification by the Chairman of the Board Pursuant to 18 U. S. C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Arnold S. Lippa, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of DOV Pharmaceutical, Inc. for the quarter ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DOV Pharmaceutical, Inc.

A signed original of this written statement required by Section 906 has been provided to DOV and will be retained by DOV and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Arnold S. Lippa
Arnold S. Lippa
Chairman of the Board August 9, 2005

Note: As announced in registrant’s current report on Form 8-K filed on July 6, 2005, Dr. Leslie Hudson became president and chief executive officer on July 28, 2005, vice Dr. Lippa, who was chairman of the board and president and chief executive officer until the date Dr. Hudson commenced employment. Dr. Lippa served as registrant’s principal executive officer as of June 30, 2005, the last day of the fiscal quarter to which this quarterly report on Form 10-Q relates, and through much of the process of preparing this quarterly report, and, as such, is signing this quarterly report in such capacity. Dr. Hudson now serves as chief executive officer.

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act, except to the extent that the Company specifically incorporates it by reference.